EXHIBIT 10.23

FIRST AMENDMENT

TO

TRANSITION AGREEMENT

WHEREAS, a transition agreement (the “Agreement”) was entered into, effective as of August 10, 2005, between Genentech, Inc., One DNA Way, South San Francisco, CA 94080, and Myrtle Potter;

WHEREAS, Section 6 of the Agreement provides that the parties to the Agreement are to cooperate diligently and in good faith to take action to prevent the imposition of penalties under Section 409A of the Internal Revenue Code (“Section 409A Penalties”); and

WHEREAS, the parties have decided to amend the Agreement as contemplated by Section 6 of the Agreement in order to avoid the imposition of Section 409A Penalties;

WHEREAS, the parties understand that further action, or amendments to the Agreement, may need to be made to avoid Section 409A Penalties as provided in Section 6 of the Agreement;

NOW, THEREFORE, the Agreement is hereby, amended effective August 10, 2005, as follows:

I.

     Section 5 is amended as follows:

    A. The second paragraph of Section 5 is amended to read as follows:

Potter’s currently outstanding stock options granted to her under Genentech’s 1999 Stock Plan during the course of her employment will continue to vest and be exercisable during her term as a consultant in the same manner as they were during her employment. The stock options will cease to vest when her consultancy ends either at the end of its term as set forth in Section 1 above or upon its earlier termination as set forth in Section 1 above. Potter’s options granted on or after September 12, 2002 that are or become vested and exercisable shall be exercised in a cashless exercise in accordance with their terms as follows: All options granted on or after September 12, 2002 that become vested and exercisable on or after January 2, 2006 shall be exercised on January 2, 2006 or the first trading day thereafter. Options granted on or after September 12, 2002 that are not vested and exercisable on January 2, 2006 shall be exercised on the first trading day after the date they first become vested and exercisable. For illustration, a schedule showing, with respect to options granted on or after September 12, 2002, exercise dates and number of options to be exercised is attached hereto as Exhibit A. Potter’s options granted prior to September 12, 2002 are the subject of a property settlement incident to divorce and will be exercised at the direction of James Potter pursuant to such settlement.

    B. The following sentence is added to the end of last paragraph of Section 5:

Notwithstanding the foregoing, Potter shall be paid her accrued SERP benefit with Genentech in a lump sum cash payment on February 13, 2006.

II.

The first paragraph of Section 6 is amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing provisions of this paragraph, in lieu of any and all information technology support and security services to be provided as described above after March 16, 2006, commencing on March 16, 2006, Genentech will instead provide to Potter during the term of her consultancy a monthly payment equal to fifty dollars ($50.00) payable March 16, 2006 and the 16th day of each subsequent month for the remainder of the term of the consulting relationship (with any payments for partial months to be prorated appropriately); provided that in the event the cost of such services to Potter exceeds $350.00 in the aggregate, Potter may request in advance that Genentech pay such excess. If Genentech approves Potter’s request, Genentech shall promptly pay Potter such excess.

III.

The following sentence is added to the end of Section 12:

Notwithstanding the foregoing, any reimbursements for attorney’s fees and related costs incurred by Potter will be made on or before March 15, 2006.

IV.

A new Exhibit A - Option Exercise Plan - is added to the end of the Agreement to read as provided in the attachment hereto.

V.

Except as otherwise provided herein, the Agreement shall remain in full force and effect.

This First Amendment to the Agreement may be executed in separate counterparts that together constitute one instrument.

GENENTECH, INC.

By:	/s/ STEPHEN JUELSGAARD
Stephen Juelsgaard

Date:	December 28, 2005

MYRTLE POTTER

/s/ MYRTLE POTTER

Date:	December 29, 2005